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NEWS
FOR IMMEDIATE RELEASE                            From MasTec, Inc.
FEBRUARY 3, 1997                                 3155 N.W. 77th Avenue
                                                 Miami, Florida 33122-1205
                                                 Tel :  (305) 599-1800
                                                 Fax :  (305) 406-1908
                                                 For more information contact:
                                                 Edwin D. Johnson,
                                                 Chief Financial Officer


                             MASTEC ACQUIRES ASSETS
                             OF TWO CATV CONTRACTORS

        MIAMI, FL - MasTec, Inc. (NASDAQ:MASX) announced today that it has acquired the assets of two cable television contractors for an undisclosed amount of common stock and cash plus the assumption of certain liabilities. The two contractors, Shanco Corporation and Kennedy Cable Construction, Inc., service MSOs such as MediaOne, Time Warner, and Cox Communications in a number of states, including Alabama, Florida, Georgia, New Jersey, New York, North Carolina, South Carolina, and Texas. The acquisitions will help solidify MasTec as one of the principal CATV contractors in the United States.

        Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States and in Spain, Latin America, the Caribbean and the Pacific Rim. For more information on MasTec, please see our Web page at HTTP://WWW.MASTEC.COM.

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